UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 21, 2018

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

555 Long Wharf Drive

New Haven, CT  06511

(Address of principal executive offices, including ZIP code)

(203) 643-8060

(Registrant’s telephone number, including area code)

780 East Main Street

Branford, CT  06405

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 21, 2018, BioXcel Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Clinical Trial Collaboration Agreement (the “Collaboration Agreement”) with Nektar Therapeutics, a Delaware corporation (“Nektar”). Pursuant to the Collaboration Agreement, the Company and Nektar will jointly collaborate to conduct a Phase 1/2 clinical trial evaluating a combination therapy using  BXCL701, the Company’s small molecule immune-modulator, DPP 8/9 and FAP inhibitor (“BXCL701”), NKTR-214, a CD122-biased agonist (“NKTR-214”) and a checkpoint inhibitor as a potential therapy for pancreatic cancer and such other clinical trials evaluating the combined therapy as may be mutually agreed upon by the parties (each, a “Combined Therapy Trial”).

Under the Collaboration Agreement, the parties will split all out-of-pocket costs reasonably incurred from third parties in connection with the performance of a Combined Therapy Trial, including, but not limited to, third party contract research organizations, laboratories, clinical sites and institutional review boards. Each party will otherwise be responsible for its own internal costs, including internal personnel costs, incurred in connection with each Combined Therapy Trial. The Company and Nektar will use commercially reasonable efforts to manufacture and supply its compound for each Combined Therapy Trial and will bear the costs related thereto. The parties will form a joint development committee to oversee clinical trial design, regulatory strategy, and other activities necessary to conduct and support the Combined Therapy Trials. The Company will act as sponsor of each Combined Therapy Trial.

Ownership of, and global commercial rights to, BXCL701 remains solely with the Company under the Collaboration Agreement. Ownership of any patent rights and study data that does not relate exclusively to BXCL701 or NKTR-214 shall be jointly owned by the parties.

Each party grants to the other party a non-exclusive, worldwide, non-transferable and royalty-free research and development license to such licensing party’s patent rights, technology and regulatory documentation to use its compound solely to the extent necessary to discharge its obligations under the Agreement with respect to the conduct of the Combined Therapy Trials.

Subject to termination rights for breach, bankruptcy or a material safety issue/clinical hold, the term of the Agreement will continue in effect until completion by all centers or institutions participating in the Combined Therapy Trials, the delivery of study data to both parties and the completion of any then agreed upon protocol, statistical analysis and bioanalysis plan.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Collaboration Agreement, a copy of which, subject to any applicable confidential treatment, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2018. Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 8.01                                           Other Events

On September 24, 2018, the Company and Nektar jointly issued a press release announcing the entry into the Collaboration Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 24, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2018	BIOXCEL THERAPEUTICS, INC.

/s/ Richard Steinhart
Richard Steinhart
Chief Financial Officer

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